EXHIBIT 10.17

MURPHY USA INC.
2023 OMNIBUS INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

The Participant set forth on Appendix A has been granted an Award (the “Award”) of a Non-Qualified Stock Option pursuant to the Murphy USA Inc. 2023 Omnibus Incentive Plan (as it may be amended from time to time, the “Plan”), and this Non-Qualified Stock Option Agreement (this “Agreement”), dated as indicated in Appendix A (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning set forth in the Plan.
1.Grant of Option. The Company hereby grants to the Participant an option to purchase all or any part of the number of Shares set forth in Appendix A (the “Option Shares”) at the per share exercise price set forth in Appendix A (the “Exercise Price”), pursuant to the provisions of the Plan and this Agreement (the “Option”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Code.
2.Vesting and Exercise of Award.
(a)Vesting. Subject to Section 3 and 4, the Award shall vest and become exercisable in accordance with the terms and conditions set forth in Appendix A.
(b)Term of Option. The term of the Option shall expire in the following situations. In no event may any portion of the Option be exercised after it has expired.
(i)Except as set forth in subsections (ii) and (iii), the Option shall expire on the seventh anniversary of the Grant Date.
(ii)In the event of the Participant’s Termination of Service for any reason other than by the Company for Cause (including, without limitation, due to death or Disability), the Option shall expire on the earlier of (x) two years after the date of the Participant’s Termination of Service and (y) on the seventh anniversary of the Grant Date.
(iii)In the event of the Participant’s Termination of Service by the Company for Cause, the Option shall expire on the date of such Termination of Service.
(c)Manner of Exercise. The Participant may, subject to the limitations in this Agreement and the Plan, exercise all or any portion of the Option that has become vested, at any time and from time to time prior to the expiration of the Option; provided, however, the Option shall not be exercisable whenever the purchase or delivery of Shares under the Option would be a violation of any law or any governmental regulation. In order to exercise the Option, the Participant must (i) deliver to the Company a written notice specifying the portion of the Option to be exercised in such manner and in accordance with such administrative regulations, procedures and other requirements as may be stipulated from time to time by the Committee and (ii) remit to the Company in full (A) the aggregate Exercise Price applicable to the portion of the Option being exercised and (B) an amount sufficient to satisfy all Tax-Related Items (as defined below)

determined by the Company to be due in respect of the exercise the Option (or portion thereof) (clauses (A) and (B), collectively, the “Payment Amount”). For purposes of this Agreement, the date on which the Participant delivers the notice to exercise the Option (or portion thereof) pursuant to this Section 2(c) shall be referred to herein as the “Exercise Date”.
(d)The Participant may satisfy the Payment Amount in respect of the portion of the Option being exercised in the manner determined by the Committee from time to time in its sole discretion, which may include: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by a “net exercise” under which the Company shall reduce the number of Shares otherwise issuable to the Participant upon such exercise by a whole number of Shares having an aggregate Fair Market Value as of the Exercise Date equal to the Payment Amount (provided that in order to comply with applicable accounting standards or the Company’s policies in effect from time to time, the Committee may limit the amount of Shares that may be withheld pursuant to this “net exercise” feature); or (iii) any other method permitted by the Committee from time to time.
3.Termination of Service.
(a)Termination Due to Death or Disability. In the event of the Participant’s Termination of Service due to the Participant’s death or Disability, any portion of the Option that is not vested as of the date of such Termination of Service will vest in full and become exercisable as of the date of such Termination of Service. For purposes of this Agreement, “Disability” means a physical or mental impairment sufficient to make a Participant eligible for benefits under the Company’s Long-Term Disability Plan
(b)Retirement. Notwithstanding anything to the contrary herein, in the event of the Participant’s Termination of Service for any reason other than due to a Termination of Service for Cause (or the Participant’s voluntary resignation at a time when grounds for a Termination of Service for Cause exist) at a time when the Participant is Retirement Eligible, provided that such Termination of Service occurs following the first anniversary of the Grant Date, any portion of the Option that is not vested as of the date of such Termination of Service will vest in full and become exercisable as of the date of such Termination of Service. For purposes of this Agreement, “Retirement Eligible” means (i) the Participant has attained age 65 or (ii) the Participant has attained age 55 and the Participant’s length of employment with the Company and its Subsidiaries is at least 10 years.
(c)All Other Terminations. In the event of the Participant’s Termination of Service by the Company in any circumstances other than those described in Sections 3(a) or (b), any portion of the Option that is not vested as of the date of such Termination of Service will be immediately forfeited and cancelled as of the date of such Termination of Service.
4.Change in Control. In the event of a Change in Control, the Committee, in its sole discretion, may take the actions contemplated by Section 12(c) of the Plan with respect to the Option, including providing for (a) the continuation or assumption of the Option by the Company (if it is the surviving entity) or by the successor or surviving entity (or its parent), in which case the Option will continue to be subject to the terms of this Award Agreement (including this Section 4), or (b) the vesting and exercisability of the Option immediately prior to such Change in Control in the event the buyer or the successor or surviving entity (or its parent) fails to continue or assume the Option. If, in connection with the Change in Control, the Option is assumed or continued pursuant to clause (a) above, then, in the event of the Participant’s

Termination of Service (i) due to the Participant’s death or Disability or (ii) by the Company (or, as applicable, the successor or the surviving entity (or its parent)) without Cause, in each case on or within 24 months following such Change in Control, the Option will vest in full and become exercisable as of the date of such Termination of Service.
5.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the Option or the Option Shares unless and until the Participant becomes the record owner of the Option Shares.
6.Transferability of Award. Except as may be permitted by the Committee, neither the Award nor any rights of the Participant with respect thereto shall be assignable, alienable, saleable or transferable by the Participant other than (a) by will or pursuant to the laws of descent and distribution or (b) by order of any court of competent jurisdiction, including with respect to any domestic relations order or divorce decree. Any attempts to assign, alienate, sell or otherwise transfer the Award (or any of the Participant’s rights with respect thereto) shall be void and the Participant’s rights to the Award shall therefore be forfeited.
7.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan or the grant, vesting or exercise of the Option (or any portion thereof) and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or exercise of the Award or the subsequent sale of Shares acquired upon exercise of the Award; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Upon the vesting, exercise and/or settlement of the Award (or as of the date of any relevant taxable or tax withholding date or other date on which the value of the Award otherwise become includible in the Participant’s gross income for tax purposes) (the “Tax Withholding Date”), the Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation payable to the Participant, the amount of any applicable federal, state, local and foreign Tax-Related Items that the Company determines must be withheld with respect to the Award (the “Tax Withholding Obligations”). In this regard, unless otherwise determined by the Committee, the Tax Withholding Obligations shall be satisfied by the Company withholding, in accordance with Section 16(e) of the Plan, from the number of Shares otherwise issuable upon the exercise or settlement of the Award, a portion of such Shares having an aggregate Fair Market Value equal to the amount of the applicable Tax Withholding Obligations. Notwithstanding the foregoing, the Participant agrees and authorizes the Company, or its respective agents, to satisfy any applicable Tax Withholding Obligations in respect of the Award by any of the following means, as may be determined by the Committee (or its delegate) in its discretion from time to time: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company; (ii) requiring the Participant to remit the aggregate amount of such Tax Withholding Obligations to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker designated by the Committee to sell Shares obtained upon exercise or settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items (“sell-to-cover”); (iv) by a “net settlement” procedure under which the Company reduces the number of Shares issued on exercise or settlement of the Award by the number of Shares with an aggregate fair market value that equals the amount of the Tax Withholding Obligations; or (v) any other method of withholding determined by the Committee and permitted by applicable law.
(c)The Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means described in section 9(b). The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
8.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
9.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The terms of the Plan are incorporated herein by reference. If and to the extent that this Agreement conflicts with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
10.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Murphy USA Inc.
200 East Peach Street
El Dorado, Arkansas 71730-5836
Attention: Corporate Secretary
If to the Participant, to the address of the Participant on file with the Company.
11.No Entitlements. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan. This Award does not confer on the Participant any right or entitlement to receive compensation in any specific amount. In addition, this Award is not part of the Participant’s base salary or wages and will not be taken into account in determining any other employment-related rights the Participant may have, such as rights to pension, retirement or severance pay.
12.Entire Agreement. This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
13.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
14.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
15.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
16.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
17.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company.
18.Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
19.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon exercise of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Option pursuant to this Agreement.
20.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
By signing this Agreement, the Participant hereby:

●acknowledges and confirms the Participant’s consent to receive electronically this Agreement, the Plan and any other Plan documents or other related communications that the Company wishes or is required to deliver;

●acknowledges that a copy of the Plan and the related Plan documents were made available to the Participant;

●agrees that the electronic acceptance of this Agreement constitutes a legally binding acceptance of this Agreement, and that the electronic acceptance of this Agreement shall have the same force and effect as if this Agreement was physically signed; and

●agrees to be bound by the terms of this Agreement, including any Appendices attached hereto, and the Plan.

Appendix A

Participant:

Grant Date:

Shares Subject to the Option:

Per Share Exercise Price:

Vesting Schedule:     The Option shall vest as follows: (i) 50% of the Option shall vest on the second anniversary of the Grant Date and (ii) the remaining 50% of the Option shall vest on the third anniversary of the Grant Date, in each case subject to the Participant’s continued employment through the applicable vesting date.

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